SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) December 13, 1996
                                                        ------------------------
                             Tel-Save Holdings, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                   0-26728                   23-2827736
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission              (IRS Employer
      of Incorporation)            File Number)             Identification No.)


6805 Route 202, New Hope, PA                                             18938
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code   215-862-1500
                                                     ---------------------------


--------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

ITEM 7.   Financial Statements and Exhibits

          (a)  Financial statements of business acquired


               1. Financial statements of American Business Alliance, Inc. as of and for the period ended December 13, 1996 unaudited).

               2. Financial statements of American Business Alliance, Inc. as of and for the year ended December 31, 1995


          (b)  Unaudited Pro forma consolidated financial information

               1.   Unaudited  Pro  forma   condensed   consolidated   financial
                    statements as of December 31, 1996 and for the years ended December 31, 1995 and 1996.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Tel-Save Holdings, Inc.
                                                  (Registrant)


Date:    February 28, 1997                   By:  /s/ Joseph A. Schenk
                                                  -----------------------------
                                                  Joseph A. Schenk
                                                  Chief Financial Officer
                                                  Treasurer and Director

                        AMERICAN BUSINESS ALLIANCE, INC.
                                 BALANCE SHEET
                               December 13, 1996
                                  (Unaudited)
                                 (In thousands)

--------------------------------------------------------------------------------

ASSETS:
CURRENT:
Cash and cash equivalents                                              $    291
Accounts receivable, net of $50 allowance                                   515
Prepaid  expenses and other current assets                                   10
--------------------------------------------------------------------------------
          TOTAL CURRENT ASSETS                                              816
Furniture and equipment                                                      72
--------------------------------------------------------------------------------
          TOTAL ASSETS                                                 $    888
================================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:

Accounts payable and accrued expenses                                  $    430
Other current liabilities                                                14,360
--------------------------------------------------------------------------------
          TOTAL CURRENT LIABILITIES                                      14,790
--------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT

Common stock                                                                  1
Accumulated deficit                                                     (13,903)
--------------------------------------------------------------------------------
          TOTAL STOCKHOLDERS' DEFICIT                                   (13,902)
--------------------------------------------------------------------------------
          TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                  $    888
================================================================================


                     See accompanying notes to consolidated financial statements

                        AMERICAN BUSINESS ALLIANCE, INC.
                   STATEMENT OF LOSS AND ACCUMULATED DEFICIT
                      January 1, 1996 to December 13, 1996
                                  (Unaudited)
                                 (In thousands)


--------------------------------------------------------------------------------
Sales                                                                  $  3,029

Cost of sales                                                            13,556
--------------------------------------------------------------------------------

Gross loss                                                              (10,527)

Selling, general and administrative expenses                              2,796
--------------------------------------------------------------------------------

Operating loss                                                          (13,323)

Other income, net                                                             9
--------------------------------------------------------------------------------

Net loss                                                                (13,314)

Accumulated deficit, beginning of year                                     (589)
--------------------------------------------------------------------------------

Accumulated deficit, end of year                                       $(13,903)
================================================================================
                     See accompanying notes to consolidated financial statements

                        AMERICAN BUSINESS ALLIANCE, INC.
                            STATEMENT OF CASH FLOWS
                      January 1, 1996 to December 13, 1996
                          Increase (Decrease) in Cash

--------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net (loss)                                                               ($ 13,314)
     Adjustment to reconcile net (loss) to net cash used in
       operating activities:

       Depreciation                                                                  18
       (Increase) in accounts receivables, net                                     (403)
       Decrease in commissions receivable                                            62
       (Increase) in prepaid expenses and other current assets                       (1)
       (Increase) in deposits                                                        (1)
       Increase in accounts payable                                                 256
       Increase in accrued expenses and other current liabilities                13,287
--------------------------------------------------------------------------------------------
          Net cash used in operating activities                                     (96)
--------------------------------------------------------------------------------------------
     Cash flows from  investing  activities:
       Purchase of office  furniture  and equipment - Cash used
         in investing   activities                                                  (44)
--------------------------------------------------------------------------------------------
     Cash flows from financing activities:
       Increase in loan payable                                                     433
       (Decrease) in customer advance                                               (80)
       Increase due to stockholders                                                  72
--------------------------------------------------------------------------------------------
          Net cash provided by financing activities                                 425
--------------------------------------------------------------------------------------------
     Net increase in cash                                                           285
     Cash - Beginning                                                                 6
--------------------------------------------------------------------------------------------
     Cash - Ending                                                             $    291
============================================================================================
                                 See accompanying notes to consolidated financial statements

                        AMERICAN BUSINESS ALLIANCE, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 13, 1996



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.        Nature of Business

          American Business Alliance, Inc. is a Pennsylvania-based FCC-licensed switchless reseller of telecommunications services. It provides long distance services, mostly to small-to-medium sized businesses located throughout the United States.

b.        Use of Estimates

          The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.        Basis of Presentation

          The financial statements and related notes thereto as of December 13, 1996 and for the period then ended are presented as unaudited but in the opinion of management include all adjustments necessary to present fairly the information set forth therein. These adjustments consist solely of normal recurring accruals. These interim financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 1995. The interim results are not necessarily indicative of the results for any future periods.

Fishbein & Company, P.C.








                        AMERICAN BUSINESS ALLIANCE, INC.
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

                        AMERICAN BUSINESS ALLIANCE, INC.
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


                                TABLE OF CONTENTS
                                -----------------

                                                                          PAGE
                                                                          ----

INDEPENDENT AUDITOR'S REPORT                                                 1


FINANCIAL STATEMENTS

  Balance sheets                                                             2

  Statements of operations                                                   3

  Statements of stockholders' equity deficiency                              4

  Statements of cash flows                                                   5

  Notes to financial statements                                            6 - 8

  Fishbein & Company, P.C.                       Elkins Park Square -- Suite 200
                                                              8060 Old York Road
                                                      Elkins Park, PA 19027-1455
                                                                    215-635-3100
                                                               Fax: 215-635-5788





                                                   July 3, 1996


Stockholders and Directors
American Business Alliance, Inc.
Havertown, Pennsylvania

                          INDEPENDENT AUPITOR'S REPORT
                          ----------------------------


        We have audited the accompanying balance sheets of AMERICAN BUSINESS ALLIANCE, INC. (An S Corporation) as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Business Alliance, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                        AMERICAN BUSINESS ALLIANCE, INC.
                        --------------------------------

                                 BALANCE SHEETS
                                 --------------
                                     ASSETS
                                     ------
                                                               December 31,
                                                               ------------
                                                             1995       1994
                                                             ----       ----

CURRENT ASSETS
  Cash                                                   $    5,572   $ 221,795
  Accounts receivable - Net of allowance for
   doubtful accounts of $20,000 - 1995 and
   $10,000 - 1994                                           112,168       5,265
   Commissions receivable                                    62,111      43,883
   Prepaid expenses and other current assets                  5,595       7,101
                                                              -----       -----

     Total current assets                                   185,446     278,044


OFFICE FURNITURE AND EQUIPMENT - Net of accumulated
 depreciation of $32,658 - 1995 and $4,313 - 1994            44,834      59,238


      DEPOSITS                                                3,424       4,991
                                                              -----       -----

                                                         $  233,704   $ 342,273
                                                         ==========   =========


                LIABILITIES AND STOCKHOLDERS' EQUITY DEFICIENCY
                -----------------------------------------------


CURRENT LIABILITIES
 Accounts payable                                        $ 153,775    $ 178,804
 Accrued expenses and other current liabilities             68,605       34,274
  Loan payable                                             250,287       92,777
 Customer advance                                           80,000      300,000
  Due to stockholders                                      270,244      340,883
                                                           -------      -------

     Total current liabilities                             822,911      946,738
     -------------------------                             -------      -------

COMMITMENT (Note 5)

STOCKHOLDERS' EQUITY DEFICIENCY
 Common stock - No par value
 Authorized, issued and outstanding 1,000 shares             1,000        1,000
 Deficit                                                 ( 590,207)  (  605,465)
                                                         ----------  -  --------

                                                         ( 589,207)  (  604,465)
                                                         ----------  -  --------

                                                         $ 233,704   $  342,273
                                                         =========   ==========

See notes to financial statements.

                        AMERICAN BUSSINESS ALLIANCE, INC.
                        --------------------------------

                            STATEMENTS OF OPERATIONS
                            ------------------------






                                                        Year Ended December 31,
                                                        -----------------------
                                                         1995           1994
                                                         ----           ----


REVENUES
 Telecommunications commissions                      $   989,287      $ 347,722
 Delivery charges                                        125,198        343,093
 Other                                                     3,284         l3,322
                                                           -----          -----

                                                       1,117,769        704,137


DIRECT EXPENSES                                           68,450        323,289
                                                          ------        -------


GROSS PROFIT                                           1,049,319        380,848


SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                              1,709,738        693,574
                                                       ---------        -------


LOSS FROM OPERATIONS                                 (   660,419)     ( 312,726)


GAIN ON SALE OF CUSTOMER BASE - Net of related
  expenses of $114,323                                  675,677
              --------                                  -------         --------


NET INCOME (LOSS)                                    $   15,758       ($312,726)
                                                     ==========       =========








See notes to financial statements.

                        AMERICAN BUSINESS ALLIANCE, INC.
                        --------------------------------
                  STATEMENTS OF STOCKHOLDERS' EQUITY DEFICIENCY
                  ---------------------------------------------
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                     --------------------------------------




                                          Common
                                           Stock         Deficit        Total
                                           -----         -------        -----
BALANCE - JANUARY 1, 1994               $  1,000       ($ 292,739)   ($ 291,739)

  Net loss                                             (  312,726)   (  312,726)
                                        ----------     ----------    ----------


BALANCE - DECEMBER 31, 1994                1,000       (  605,465)   (  604,465)

  Net income                                               15,258        15,258
                                        ----------     ----------    ----------


BALANCE - DECEMBER 31, 1995             $  1,000       ($ 590,207)   ($ 589,207)
                                        ========       ==========    ==========








See notes to financial statements.

                        AMERICAN BUSINESS ALLIANCE, INC.
                        --------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------
                           Increase (Decrease) in Cash


                                                         Year Ended December 31,
                                                         -----------------------
                                                            1995           1994
                                                            ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                    $    15,258  ($  312,776)
  Adjustments to reconcile net income (loss) to net
   cash used in operating activities
    Depreciation                                            28,345       4,098
    (Increase) decrease in accounts receivable         (   106,903)     52,810
    Increase in commissions receivable                 (    18,228) (   29,063)
    (Increase) decrease in prepaid expenses and
      other current assets                                   1,506  (      817)
    (Increase) decrease in deposits                          1,567  (    3,591)
    Increase (decrease) in accounts payable            (    25,029)     98,281
    Increase in accrued expenses and other current
      liabilities                                           34,331      23,283
                                                            ------      ------

        Net cash used in operating activities          (    69,153) (  167,725)
                                                        ----------   ---------


CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase  of office furniture and equipment - Cash
  used in  investing activities                        (    13,941) (   60,682)
                                                        ----------   ---------


CASH FLOWS FROM FINANCING ACTIVITIES
 Increase  in loan payable                                 157,510  (   92,777)
 Increase  (decrease) in customer advance              (   220,000)    300,000
 Increase  (decrease) in due to stockholders           (    70,639)     47,805
                                                        ----------   ---------

        Net cash provided by (used in) financing
          activities                                   (   133,129)    440,582
                                                        ----------   ---------


NET INCREASE (DECREASE) IN CASH                        (   216,223)    212,175


CASH BEGINNING                                             22l,795       9,620
                                                        ----------   ---------


CASH ENDING                                            $     5,572  $  221,795
                                                       ===========  ==========



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 Cash paid during the year for interest                $     4,214  $     344




See notes to financial statements.

                        AMERICAN BUSINESS ALLIANCE, INC.
                        --------------------------------

                          NOTES TO FINANCIAL STATEMEMTS
                          -----------------------------

                                DECEMBER 31, 1995
                                -----------------




1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a.   Nature of Business

           American Business Alliance, Inc. is a Pennsylvania-based FCC-licensed switchless reseller of telecommunications services. It provides long distance services, mostly to small-to-medium sized businesses located throughout the United States.

      b.   Use of Estimates

           The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      c.   Cash

           The Company places its temporary cash investments with high credit quality financial institutions. At times such investments may be in excess of the FDIC insurance limit of $100,000.

      d.   Office Furniture and Equipment and Depreciation

           Office furniture and equipment is stated at cost. Depreciation is provided using the declining balance method over the estimated useful lives of the assets. Expenditures for additions, renewals and betterments are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is credited or charged to operations.

      e.   Income Taxes

           The Company has elected to be an S Corporation under the provisions of the Internal Revenue Code and the Pennsylvania S Corporation Statute. As a result, income and losses of the Company are passed through to its stockholders for federal and state income tax purposes.

                                                                          Page 7
                        AMERICAN BUSINESS ALLIANCE, INC.
                        --------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                DECEMBER 31, 1995
                                -----------------

2.    LOAN PAYABLE

      Under the terms of a commission advance agreement, the service provider makes advances to the Company based on an estimate of future commissions. The advances bear interest at prime plus 2% (an effective rate of 10.25% at December 31, 1995). Loan payments are due based on commissions received on each new account. If commissions received are not adequate to repay the loan within seven months, any remaining balance is due.

3.    DUE TO STOCKHOLDERS

      The balances are due on demand and are noninterest-bearing.

4.    SALE OF CUSTOMER BASE

      During the year ended December 31, 1995, the Company sold a portion of its customer base, but will continue to act as an agent for the purchaser and receive commissions for services performed.



5.    LEASE COMMITMENT AND RENT EXPENSE

      The Company leases its facilities under a noncancelable operating lease expiring in September, 1998. The following is a schedule of future minimum rental payments required under this lease:

               Year Ending December 31,
               ------------------------

                     1996                              $ 20,130
                     1997                                21,137
                     1998                                14,553
                     ----                                ------

                                                       $ 55,820
                                                       ========

      Rent expense under all operating leases aggregated $38,146 and $20,147 for the years ended December 31, 1995 and 1994, respectively.

                                                                          Page 8
                        AMERICAN BUSINESS ALLIANCE, INC.
                        --------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                DECEMBER 31, 1995
                                -----------------




6.    FAIR VALUE OF FINANCIAL INSTRUMENTS

      Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of estimated fair value of all financial instruments for which it is practicable to estimate fair value.

      The carrying amount of cash approximates its fair value because of its short maturity.

      The carrying amount of the loan payable approximates its fair value because the interest rate on this obligation floats with market rates,

      It was not deemed practicable to estimate the fair value of the amounts due to stockholders since these financial instruments are not readily marketable.

                          TEL-SAVE HOLDINGS, INC. AND
                        AMERICAN BUSINESS ALLIANCE, INC.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


         On December 13, 1996, American Business Alliance, Inc. ("ABA"), which is an independent long distance and marketing company that pursuant to a Partition Agreement ("Partition Agreement") with Tel-Save Holdings, Inc. ("Tel-Save" or the "Company") purchased or otherwise provided end -users the long distance services provided by Tel-Save, agreed to sell, assign, convey and transfer to Tel-Save substantially all of the assets of ABA, which consist primarily of ABA's long distance marketing, operations and end-user servicing systems, its third party contracts for offering long distance services, end-user serving systems, related contracts, certain end-users and customers provisioned by Tel-Save pursuant to the Partition Agreement (collectively, the "Customers"), all contracts or other agreements entered into between ABA and the Customers (the "Customer Agreements"), accounts receivable arising in connection with the Customer Agreements; cash or cash equivalents, certain computer equipment and software, a real property lease and certain other assets of ABA designated by Tel-Save (collectively, the "Assets"). In consideration of ABA's agreement to sell, assign and transfer the Assets to Tel-Save, Tel-Save paid ABA an aggregate of $9.45 million on December 13, 1996, agreed to assume certain designated liabilities of ABA and to release ABA from its outstanding obligations to make payments of $10,949,000 to Tel-Save for telecommunication services or previous advances made to ABA pursuant to the Partition Agreement.

         The acquisition has been accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values, and the results of ABA's operations included in the Company's consolidated financial statements from the date of acquisition.

         The accompanying unaudited pro forma condensed consolidated financial statements illustrate the effect of the acquisition on the Company's financial position and results of operations. The condensed consolidated balance sheet as of December 31, 1996 is based on the historical balance sheets of the Company as of that date and ABA as of December 13, 1996 and assumes the acquisition took place on that date. The unaudited pro forma condensed consolidated statements of income for the years ended December 31, 1996 and 1995 assumes the acquisition took place on at the beginning of the periods.

         The unaudited pro forma condensed consolidated financial statements have been included as required by the rules of the SEC and are provided for comparative purposes only. The pro forma statements do not purport to be indicative of the results which would have been obtained if the acquisitions had been effected on the date or dates indicated or which may be obtained in the future. The unaudited pro forma consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

         The accompanying unaudited pro forma condensed consolidated financial statements should be read in connection with the respective historical financial statements of the Company and those of ABA which are contained elsewhere herein.

          TEL-SAVE HOLDINGS, INC. AND AMERICAN BUSINESS ALLIANCE, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               December 31, 1996
                                  (Unaudited)
                     (In thousands, except for share data)


                                                                                        PRO FORMA
                                                              TEL-SAVE       ABA       ADJUSTMENTS(1)   PRO FORMA
--------------------------------------------------------------------------------------------------------------------
ASSETS:
CURRENT:
     Cash and cash equivalents                                $   8,023    $     291    $    (291)        $   8,023
     Marketable securities                                      149,237           --           --          149,237
     Accounts receivable                                         19,971          515         (515)          19,971
     Advances to partitions and note
        receivables                                              13,410           --           --           13,410
     Due from broker                                                867           --           --              867
     Prepaid  expenses and other current assets                  10,764           10          (10)          10,764
--------------------------------------------------------------------------------------------------------------------
          TOTAL CURRENT ASSETS                                  202,272          816         (816)         202,272
Property and equipment                                           30,097           72          (72)          30,097
Intangibles                                                      20,715           --           --           20,715
Other assets                                                      3,924           --           --            3,924
--------------------------------------------------------------------------------------------------------------------
          TOTAL ASSETS                                        $ 257,008    $     888    $    (888)       $ 257,008
====================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:

Accounts payable and accrued expenses                         $  25,421    $     430    $    (430)       $   5,421
Securities sold short, at cost to purchase                          867           --           --              867
Other current liabilities                                            --       14,360      (14,360)              --
--------------------------------------------------------------------------------------------------------------------
          TOTAL LIABILITIES                                      26,288       14,790      (14,790)          26,288
--------------------------------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
     Preferred stock                                                 --           --           --               --
     Common stock                                                   311            1           (1)             311
     Additional paid-in capital                                 210,926           --           --          210,926
     Retained earnings (deficit)                                 24,043      (13,903)      13,903           24,043
     Treasury stock                                              (4,560)          --           --           (4,560)
--------------------------------------------------------------------------------------------------------------------
          TOTAL STOCKHOLDERS' EQUITY                            230,720      (13,902)      13,902          230,720
--------------------------------------------------------------------------------------------------------------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 257,008    $     888    $    (888)       $ 257,008
====================================================================================================================
                                                        See  accompanying  notes to pro forma financial statements.


                          TEL-SAVE HOLDINGS, INC. AND
                        AMERICAN BUSINESS ALLIANCE, INC.


              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          Year Ended December 31, 1996
                                  (Unaudited)
                   (In thousands, except for per share data)




                                                                                                PRO  FORMA
                                                                     TEL-SAVE         ABA        ADJUSTMENTS           PRO FORMA
---------------------------------------------------------------------------------------------------------------------------------

Sales                                                                  $232,424 $    3,029    $ (2,386)(2)             $233,067

Cost of sales                                                           200,597     13,556      (3,012)(3)(3,362)(4)    207,779
---------------------------------------------------------------------------------------------------------------------------------
Gross profit                                                             31,827    (10,527)      3,988                   25,288

Selling, general and administrative                                      10,039      2,796         459(5)                13,294
---------------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                                  21,788    (13,323)      3,529                   11,994

Other income, net                                                        10,585          9        (473)(6)               10,121
---------------------------------------------------------------------------------------------------------------------------------
Income (loss) before provision for income taxes                          32,373    (13,314)      3,056                   22,115

Provision for income taxes                                               12,205       --        (3,868)(7)                8,337
---------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                      $ 20,168   $(13,314)   $  6,924                 $ 13,778
==================================================================================================================================
Net income per share - Primary                                         $    .35                                        $    .24
==================================================================================================================================
Weighted average common and
common equivalent shares outstanding - Primary                           57,002                                          57,002
==================================================================================================================================
Net income per share - Fully
Diluted                                                                $    .35                                        $    .24
==================================================================================================================================
Weighted average common and
common equivalent
   shares outstanding - Fully Diluted                                    58,027                                          58,027
==================================================================================================================================

                                                              See accompanying  notes to pro forma financial statements.


                          TEL-SAVE HOLDINGS, INC. AND
                        AMERICAN BUSINESS ALLIANCE, INC.

                 PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                   INCOME (In thousands, except for per share
                             data) December 31,1995


                                                TEL-SAVE     ABA         ADJUSTMENTS    PRO FORMA
----------------------------------------------------------------------------------------------------

Sales                                           $180,102 $    1,118       $     --       $181,220

Cost of sales                                    156,121         69             --        156,190

----------------------------------------------------------------------------------------------------

Gross profit                                      23,981      1,049             --         25,030

Selling, general and administrative 6,280          1,709        459(5)       8,448

----------------------------------------------------------------------------------------------------

Operating income                                  17,701       (660)          (459)        16,582

Other income, net                                    331        675           (473)(6)        533

----------------------------------------------------------------------------------------------------

Income before provision for income taxes          18,032         15           (932)        17,115

Pro forma provision for income taxes               7,213         --           (367)(7)      6,846

----------------------------------------------------------------------------------------------------

Pro forma net income                            $ 10,819   $     15       $   (565)      $ 10,269

====================================================================================================

Net income per share                            $    .32                                 $    .31

====================================================================================================

Weighted average common and common equivalent
shares outstanding                                33,606                                   33,606

====================================================================================================

                                    See  accompanying  notes to pro forma financial statements.


                          TEL-SAVE HOLDINGS, INC. AND
                        AMERICAN BUSINESS ALLIANCE, INC.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                   UNAUDITED
                           December 31, 1995 and 1996

Note A
------

Since the consolidated balance sheet of Tel-Save Holdings, Inc. as of December 31, 1996 already includes the net assets of American Business Alliance, Inc., the pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet eliminates ABA's balance sheet.

         The components of the purchase price of the net assets of ABA and the allocation of the purchase price are as follows:


         Components of Purchase Price:
                  Cash Payment                                         $  9,450
                  Liabilities assumed, net of cash transferred              970
                  Forgiveness of advances from Tel-Save                  10,949
                                                                       ---------
                                                                         21,369
         Allocation of Purchase Price:
                  Deferred Customer Acquisition Costs                    (3,362)
                                                                       ---------
                  Goodwill                                             $ 18,607
                                                                       =========

                          TEL-SAVE HOLDINGS, INC. AND
                        AMERICAN BUSINESS ALLIANCE, INC.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                   UNAUDITED
                           December 31, 1995 and 1996



Note B
------

         The pro forma adjustments to the unaudited pro forma condensed consolidated statements of income are as follows:


                                                       December 31,             December 1,
                                                          1996                      1995
                                                       -----------              ------------
(2)  Adjustments to Revenues:

     Elimination of intercompany revenues                $2,386                      -

(3)  Adjustments to Cost of Sales:

     Elimination of intercompany cost of sales           $3,012                      -

(4)  Adjustment to Cost of Sales:

     Prior to acquisition, ABA's policy was to expense all marketing costs as incurred.
     Tel-Save's policy is to capitalize direct marketing costs and amortize them over a period of six months


         Capitalization  of  Deferred  Customer
           Acquisition Costs                             $3,362                      -


(5)  Adjustment to SG&A:
     Amortization of goodwill                            $ 459                   $ 459

(6)  Adjustment to Other Income:

     Interest at 5% on cash portion of acquisit-
       ion price                                         $ 473                   $ 473

(7)  To  reduce  tax for  utilization  of ABA's
     current operating loss.                             $3,868                  $ 367
